UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 17, 2004

SNOCONE SYSTEMS INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

0-33519
(Commission File Number)

98-0360989
(IRS Employer Identification No.)

Suite 2300 – 1066 West Hastings Street
Vancouver, BC, Canada V6E 3X2
(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code (604) 683-4001

     ____________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 5 - Corporate Governance and Management

Item 5.02     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective November 17, 2004, Mr. Barry Soper was appointed Director of the Company. Effective November 17, 2004, the Company accepted the voluntary resignation of Bruce MacLean from his position as Director of the Company.

Mr. Soper, a graduate of the University of British Columbia, is a Certified Financial Planner and is a certified advisor with the Canadian Association of Senior Advisors. Mr. Soper, who has 25 years of experience as an investment and asset management advisor for many investment groups, also has a sports history. From 1966 to 1999, Mr. Soper participated in amateur sports at the national level as a competitor, coach and an elected member of the Board of Directors of the Canadian Figure Skating Association. Mr. Soper's sports resume includes significant experience with elite, large-scale sporting events and strong connections at the elite levels of the sporting business.

Mr Soper has been a financial advisor with a financial planning firm from 1999 to the present time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SNOCONE SYSTEMS INC. (Registrant)

Date: November 22, 2004	By:	/s/ Vivian Kane

Vivian Kane
President